Exhibit 5.1

September 13, 2024

HUB Cyber Security Ltd

2 Kaplan Street

Tel Aviv 6473403, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to HUB Cyber Security Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-1 of the Company (the “Registration Statement”) being filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) the issuance by the Company of up to 1,891,847 ordinary shares, no par value (the “Ordinary Shares”), that may be issued upon the exercise of the Public Warrants, Private Warrants and Prior Warrants (each, as defined in the prospectus that is a part of the Registration Statement (the “Prospectus”), and the Ordinary Shares that may be issued upon the exercise of the Public Warrants, Private Warrants and Prior Warrants, the “Primary Warrant Shares”); and (ii) the resale, from time to time, by the selling securityholders identified in the Prospectus (the “Selling Securityholders”), of up to (A) 49,253,117 Ordinary Shares, including Ordinary Shares that may be issued to the Selling Securityholders upon the exercise of Warrants (as defined in the Prospectus) (the “Resale Warrant Shares” and together with the Primary Warrant Shares, the “Warrant Shares”) or upon the conversion of Convertible Notes (as defined in the Prospectus) (the “Resale Conversion Shares”) and (B) 11,687 Private Warrants to purchase Ordinary Shares.

This opinion is being rendered pursuant to Item 8(a) of Form F-1 promulgated under the Securities Act and Items 601(b)(5) and (b)(23) of Regulation S-K promulgated by the Commission, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Articles of Association, as amended, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. The opinions set forth herein are made as of the date hereof. We assume no obligation to revise or supplement any of these opinions to reflect any changes of law or fact that may occur after the date hereof. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Ordinary Shares (other than the Warrant Shares and the Resale Conversion Shares) being registered under the Registration Statement have been duly authorized, validly issued, fully paid and non-assessable, (ii) the Warrant Shares being registered under the Registration Statement have been duly authorized and, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and (iii) the Resale Conversion Shares being registered under the Registration Statement have been duly authorized and, when issued by the Company and delivered by the Company upon conversion of the Convertible Notes in accordance with their terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the section entitled “Legal Matters” in the Registration Statement and in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours,
/s/ Goldfarb Gross Seligman & Co.
Goldfarb Gross Seligman & Co.